                                   EXHIBIT 11

                       SCHEDULE OF COMPUTATION OF PRIMARY
                               AND FULLY DILUTED
                              NET INCOME PER SHARE

                           ALBANY INTERNATIONAL CORP.

                                   EXHIBIT 11

              SCHEDULE OF COMPUTATION OF PRIMARY AND FULLY DILUTED
                              NET INCOME PER SHARE

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

PRIMARY EARNINGS PER SHARE:

    FOR THE THREE MONTHS                                                                FOR THE TWELVE MONTHS
     ENDED DECEMBER 31,                                                                   ENDED DECEMBER 31,
- ----------------------------                                                         ----------------------------
  1994 (1)       1993 (1)                                                              1994 (1)       1993 (1)
- -------------  -------------                                                         -------------  -------------
   30,033,929     29,882,469  Common stock outstanding at end of period............     30,033,929     29,882,469
                              Adjustments to ending shares to arrive at weighted
                               average for the period:
      (24,052)       (20,622) Shares contributed to E.S.O.P. (2)...................        (78,940)       (70,461)
     --             --        Shares issued under option (2).......................         (1,643)      --
     --             (256,196) Shares issued in public offering (2).................       --           (3,132,647)
- -------------  -------------                                                         -------------  -------------
   30,009,877     29,605,652  Weighted average number of shares....................     29,953,346     26,679,361
- -------------  -------------                                                         -------------  -------------
- -------------  -------------                                                         -------------  -------------
$       8,383  $       6,396  Net income...........................................  $      23,952  $      15,524
$        0.28  $        0.22  Net income per share (3).............................  $        0.80  $        0.58
- -------------  -------------                                                         -------------  -------------
- -------------  -------------                                                         -------------  -------------

- ------------------------
(1)  Includes Class A and Class B Common Stock

(2)  Calculated as follows:
     number of shares outstanding multiplied by the reciprocal of the number of days outstanding divided by the number of days in the period

Shares contributed to E.S.O.P.:

For the twelve months:
  January 31, 1993        13,626 *  (30/365)     1,120
  February 28, 1993       13,572 *  (58/365)     2,157
  March 31 1993           12,074 *  (89/365)     2,944
  April 30, 1993          12,736 * (119/365)     4,152
  May 31, 1993            11,770 * (150/365)     4,837
  June 30, 1993           12,285 * (180/365)     6,058
  July 31, 1993           10,209 * (211/365)     5,902
  August 31, 1993          9,706 * (242/365)     6,435
  September 30, 1993      10,993 * (272/365)     8,192
  October 31, 1993        10,444 * (303/365)     8,670
  November 30, 1993       10,347 * (333/365)     9,440
  December 31, 1993       10,583 * (364/365)    10,554
                                             ---------
                                                70,461
                                             ---------
                                             ---------
  January 31, 1994        10,831 *  (30/365)       890
  February 28, 1994       11,120 *  (58/365)     1,767
  March 31, 1994          11,090 *  (89/365)     2,704
  April 12, 1994              56 * (101/365)        15
  April 30, 1994          11,683 * (119/365)     3,809
  May 31, 1994            11,882 * (150/365)     4,883
  June 30, 1994           12,440 * (180/365)     6,135
  July 31, 1994           12,977 * (211/365)     7,502
  August 31, 1994         12,679 * (242/365)     8,406
  September 30, 1994      13,090 * (272/365)     9,755
  October 31, 1994        10,963 * (303/365)     9,101
  November 14, 1994           39 * (317/365)        34
  November 30, 1994       12,996 * (333/365)    11,857
  December 31, 1994       12,114 * (364/365)    12,082
                                             ---------
                                                78,940
                                             ---------
                                             ---------
For the three months:
  October 31, 1993          10,444 * (30/92)     3,406
  November 30, 1993         10,347 * (60/92)     6,748
  December 31, 1993         10,583 * (91/92)    10,468
                                             ---------
                                                20,622
                                             ---------
                                             ---------
  October 31, 1994          10,963 * (30/92)     3,575
  November 14, 1994             39 * (44/92)        19
  November 30, 1994         12,996 * (60/92)     8,476
  December 31, 1994         12,114 * (91/92)    11,982
                                             ---------
                                                24,052
                                             ---------
                                             ---------

Shares issued under option:

For the twelve months:
  March 22, 1994                7,500 * (80/365)       1,643
                          ---------------------    ---------
                          ---------------------    ---------

Shares offered:

For the twelve months:
  October 6, 1993             4,000,000 * (278/365)    3,046,575
  November 5, 1993              102,000 * (308/365)       86,071
                                                       ---------
                                                       3,132,647
                                                       ---------
                                                       ---------
For the three months:
  October 6, 1993                4,000,000 * (5/92)      217,391
  November 5, 1993                102,000 * (35/92)       38,804
                                                       ---------
                                                         256,196
                                                       ---------
                                                       ---------

- ------------------------
(3) Dilutive common stock equivalents are not material and therefore are not included in the calculation of primary earnings per common share.

Fully diluted earnings per share:

    FOR THE THREE MONTHS                                                                FOR THE TWELVE MONTHS
     ENDED DECEMBER 31,                                                                   ENDED DECEMBER 31,
- ----------------------------                                                         ----------------------------
  1994 (1)       1993 (1)                                                              1994 (1)       1993 (1)
- -------------  -------------                                                         -------------  -------------
   30,009,877     29,605,652  Weighted average number of shares....................     29,953,346     26,679,361
      284,046        243,079  Incremental shares of unexercised options (4)........        284,046        243,079
    5,712,450      5,712,450  Convertible shares of subord. debentures (5).........      5,712,450       --
- -------------  -------------                                                         -------------  -------------
   36,006,373     35,561,181  Adjusted weighted average number of shares...........     35,949,842     26,922,440
- -------------  -------------                                                         -------------  -------------
- -------------  -------------                                                         -------------  -------------
$       9,505  $       7,589  Net income (including after-tax interest savings)....  $      28,440  $      15,524
- -------------  -------------                                                         -------------  -------------
- -------------  -------------                                                         -------------  -------------
$        0.26  $        0.21  Fully diluted net income per share...................  $        0.79  $        0.58
- -------------  -------------                                                         -------------  -------------
- -------------  -------------                                                         -------------  -------------

- ------------------------
(4) Incremental shares of exercisable options are calculated based on the higher of the average price of the Company's stock or the ending price for the respective period. The calculation includes all options whose exercise price is below the higher of the average or ending stock price.

(5) The subordinated debentures are convertible into 5,712,450 shares of the Company's Class A common stock. There were no conversions as of December 31, 1994. Upon any conversion, the Company would realize an after-tax interest expense savings based on 5.25% of the face value less the corresponding income tax deduction. The full amount of the shares and the interest savings will be included in the calculation only when they cause dilution to net income per share.